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                                                                    Exhibit 11.1


                           Network Solutions, Inc.
       Computation of Net Income Per Common and Common Equivalent Share



                                                        YEAR ENDED              THREE MONTHS ENDED
                                                        DECEMBER 31,                  MARCH 31,
                                                            1996               1996               1997
                                                    ------------------  ------------------  ------------------
Weighted average common shares outstanding               12,500,000          12,500,000         12,500,000
                                                    ------------------  ------------------  ------------------

Common stock options, as if converted(1)
Dividend to SAIC (2)
                                                    ------------------  ------------------  ------------------
Total common equivalent shares
                                                    ------------------  ------------------  ------------------

Pro forma common and common
  equivalent shares
                                                    ==================  ==================  ==================

Pro forma Net income                                $     (1,625,000)   $     (1,103,000)   $       516,000
                                                    ==================  ==================  ==================

Pro forma Net income per common and common
  equivalent share                                  $                   $                   $
                                                    ==================  ==================  ==================

(1) Common stock options, as if converted issued at prices below the public offering price during the 12 months immediately preceding the filing of this intitial Registration Statement and through the effective date of such Registration Statement have been calculated using the treasury stock method based upon the estimated initial public offering price and have been included in all years regardless of whether they are dilutive.

(2)